                                                                    EXHIBIT 99.E

                               SECURITY AGREEMENT
                          (Collateral Pledge Agreement)


                                                         Date: DECEMBER 31, 1996
                                                         -----------------------


    Debtor       WSMP, INC.                   Secured    FIRST CENTURY BANK
                                               Party

   Business
      or                                      Address
   Residence     P.O. BOX 399                            200 PEPPERS FERRY ROAD
    Address                                              PO BOX 879

     City,                                     City,
    State &      CLAREMONT, NC 28610          State &    WYTHEVILLE, VA 24382
   Zip Code                                  Zip Code


1. Security Interest and Collateral.  To secure [check one]:
         [ ] the payment and performance of each and every debt, liability and obligation of every type and description which Debtor may now or at any time hereafter owe to Secured Party (whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several); all such debts, liabilities and obligations being herein collectively referred to as the "Obligations"),
         [X] the debt, liability or obligation of the Debtor to secured party evidenced by the following: NOTE DATED 12/31/96 IN THE AMOUNT OF $1,900,000.00, and any extensions, renewals or replacements thereof (herein referred to as the "Obligations").

   Debtor hereby grants Secured Party a security interest (herein called the "Security Interest") in [check one]:
         [ ] all property of any kind now or any time hereafter owned by Debtor, or in which Debtor may now or hereafter have an interest which may now be or may at any time hereafter come into the possession or control of Secured Party's agents or correspondents, whether such possession or control is given for collateral purposes or for safekeeping, together with all rights in connection with such property (herein called the "Collateral"),
         [X] the property owned by Debtor and held by Secured Party that is described as follows: 9,608 SHARES OF THE STOCK OF SAGEBRUSH, INC. CERTIFICATE S0019 together with all rights in connection with such property (herein called the "Collateral").

2. Representations, Warranties and Covenants. Debtor represents, warrants and covenants that:
         (a) Debtor will duly endorse, in blank, cash and every instrument constituting Collateral by signing on said instrument or by signing a separate document of assignment or transfer, if required by Secured Party.
         (b) Debtor is the owner of the Collateral free and clear of all liens, encumbrances, security interests and restrictions, except the Security Interest and any restrictive legend appearing on any instrument constituting Collateral.
         (c) Debtor will keep the Collateral free and clear of all liens, encumbrances and security interests, except the Security Interest.
         (d) Debtor will pay, when due, all taxes and other governmental charges levied or assessed upon or against any Collateral.
         (e) At any time, upon request by Secured Party in pledge as additional Collateral all securities distributed on account of the Collateral such as stock dividends and securities resulting from stock splits, reorganizations and recapitalizations.

   THIS AGREEMENT CONTAINS ADDITIONAL PROVISIONS SET FORTH ON PAGE 2 HEREOF,
                      ALL OF WHICH ARE MADE A PART HEREOF.


                                               WSMP, Inc.
                                               ---------------------------------
                                                        Debtor's Name

                                         By:   /s/ Bobby G. Holman
                                               ---------------------------------
                                                       BOBBY G. HOLMAN

                                         Title:   TREASURER & CFO
                                               ---------------------------------


                                         By:
                                               ---------------------------------


                                         Title:
                                               ---------------------------------


                                                                   (page 1 of 2)


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                              ADDITIONAL PROVISIONS

3. RIGHTS OF SECURED PARTY. Debtor agrees that Secured Party may at any time, whether before or after the occurrence of an Event of Default and without notice or demand of any kind, (i) notify the obligor or an issuer of any Collateral to make payments to Secured Party of any amounts due or distributable thereon, (ii) in Debtor's name or Secured Party's name enforce collection of any Collateral by suit or otherwise, or surrender, release or exchange all or any part of it, or compromise, extend or renew for any period any obligation evidenced by the Collateral, (iii) receive all proceeds of the Collateral, and (iv) hold any increase or profits received from the Collateral as additional security for the Obligations, except that any money received from the Collateral shall, at Secured Party's option, be applied in reduction of the Obligations, in such order of application as Secured Party may determine, or be remitted to Debtor.

4. EVENTS OF DEFAULT. Each of the following occurrences shall constitute an event of default under this Agreement (herein called "Event of Default"); (i) Debtor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand, or shall fail to observe or perform any covenant or agreement herein binding on it; (ii) any representation or warranty by Debtor set forth in this Agreement or made to Secured Party in any financial statements or reports submitted to Secured Party by or on behalf of Debtor shall prove materially false or misleading; (iii) a garnishment summons or a writ of attachment shall be issued against or served upon the Secured Party for the attachment of any property of the Debtor or any indebtedness owing to Debtor;
(iv) Debtor or any guarantor of any Obligation shall (A) be or become insolvent (however defined); (B) voluntarily file, or have filed against it involuntarily, a petition under the United States Bankruptcy Code; or (C) if a corporation, partnership or organization, be dissolved or liquidated or, if a partnership, suffer the death of a partner or, if an individual, die; or (D) go out of business; (v) Secured Party shall in good faith believe that the value then realizable by collection or disposition of the Collateral, after deduction of expenses of collection and disposition, is less than the aggregate unpaid balance of all Obligations then outstanding; (vi) Secured Party shall in good faith believe that the prospect of due and punctual payment of any or all of the Obligations is impaired.

5. REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default and at any time thereafter, Secured Party may exercise any one or more of the following rights or remedies: (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise all voting and other rights as a holder of the Collateral; (iii) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including the right to offer and sell the Collateral privately to purchasers who will agree to take the Collateral for investment and not with a view to distribution and who will agree to the imposition of restrictive legends on the certificates representing the Collateral, and the right to arrange for a sale which would otherwise quality as exempt from regulation under the Securities Act of 1933; and if notice to Debtor of any intended disposition of the Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least 10 calendar days prior to the date of intended disposition or other action; (iv) exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Collateral, against Debtor or against any other person or property. Upon the occurrence of the Event of Default described in Section 4(iv)(B), all Obligations shall be immediately due and payable without demand or notice thereof.

6. MISCELLANEOUS. Any disposition of the Collateral in the manner provided in
Section 5 shall be deemed commercially reasonable. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party's rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtor at its address set forth above or at the most recent address shown on Secured Party's records. Secured Party's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to exercise at all or in any particular manner any voting rights which may be available with respect to any Collateral, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. Debtor will reimburse Secured Party for all expenses (including reasonable attorney's fees and legal expenses) incurred by Secured Party in the protection, defense or enforcement of the Security Interest, including expenses incurred in any litigation or bankruptcy or insolvency proceedings. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party's acceptance hereof. This Agreement shall be governed by laws of the state in which it is executed, and unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code, as in effect in said state, shall have the meanings therein stated. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representation and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. If this Agreement is signed by more than one person as Debtor, the term "Debtor" shall refer to each of them separately and to both or all of them jointly; all such persons shall be bound both severally and jointly with the other(s); and the Obligations shall include all debts, liabilities and obligations owed to Secured Party by a Debtor or by both or several or all Debtors jointly or jointly and severally, and all property described in Section 1 shall be included as part of the Collateral, whether it is owned jointly by both or all Debtors or is owned in whole or in part by one (or more) of them.


                                                                   (page 2 of 2)


                                                              /s/ BH
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